Exhibit 99.1

March 6, 2020

Qurate Retail, Inc. to Present at Bank of America Consumer & Retail Technology Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) – Qurate Retail, Inc. (“Qurate Retail”) (Nasdaq: QRTEA, QRTEB) announced Mike George,  President and CEO of Qurate Retail, will be presenting at the Bank of America Consumer & Retail Technology Conference on Tuesday, March 10th at 1:50  p.m., E.D.T. via teleconference. During his presentation, Mr. George may make observations regarding the company's financial performance and outlook, including certain financial expectations for the coming year, as well as other forward looking matters.

The presentation will be broadcast live via the Internet. All interested persons should visit the Qurate Retail website at http://qurateretail.com/events to register for the webcast.  An archive of the webcast will also be available on this website for 180 days after appropriate filings have been made with the SEC.

About Qurate Retail, Inc.

Qurate Retail, Inc. operates and owns interests in a broad range of digital commerce businesses. Qurate Retail, Inc.’s businesses and assets consist of QVC (and its subsidiaries, including HSN), Zulily and the Cornerstone Brands (collectively, the Qurate Retail Group) as well as various green energy and other investments.

Qurate Retail, Inc.
Courtnee Chun, 720-875-5420

Source: Qurate Retail, Inc.